UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010 (April 20, 2010)

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DECORATOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

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Pennsylvania	1-7753	25-1001433
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10011 Pines Boulevard, Pembroke Pines, Florida 33024

(Address of principal executive offices) (Zip Code)

(954) 436-8909

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On April 20, 2010 the Company entered into a loan agreement with Crestmark Bank (Crestmark). The demand loan will provide up to $2,000,000 of borrowing availability and will be secured by the Company’s accounts receivable and inventory and their products and proceeds. Crestmark will advance up to 85% of the eligible accounts receivable. The term of the agreement is two years.

The available funds will be used for working capital requirements of the Company. The Company does not expect to immediately borrow against this facility.

The interest rate on borrowed funds will be prime plus 3.50% but will not be lower than 6.75%. Fees include a one percent commitment fee, payable monthly, and a maintenance fee equal to the greater of .4% of the average monthly loan balance or $2,500. The Company will also be responsible for other fees associated with the  facility.

The Company must maintain a tangible net worth of not less than $5,000,000 and its working capital ratio, excluding its debt to Wachovia Bank, must not be less than 1.20:1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORATOR INDUSTRIES, INC.
(Registrant)

By:	/s/ MICHAEL K. SOLOMON
Michael K. Solomon
Vice President

Date: April 22, 2010

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